RAIT FINANCIAL TRUST

BYLAWS
As Amended and Restated as of October 14, 2009

ARTICLE I.	NAME AND SEAL
ARTICLE II.	RESIDENT AGENT AND PRINCIPAL OFFICES
ARTICLE III.	MEETING OF SHAREHOLDERS
ARTICLE IV.	TRUSTEES AND BOARD MEETINGS
ARTICLE V.	OFFICERS
ARTICLE VI.	INDEMNIFICATION OF TRUSTEES, OFFICERS AND OTHER PERSONS
ARTICLE VII.	FINANCIAL REPORTS TO SHAREHOLDERS
ARTICLE VIII.	RELATION OF TRUSTEES AND OFFICERS TO TRUST
ARTICLE IX.	RECORDS OF TRUST
ARTICLE X.	SHARES OF CAPITAL STOCK
ARTICLE XI.	DIVIDENDS AND OTHER DISTRIBUTIONS TO SHAREHOLDERS
ARTICLE XII.	MISCELLANEOUS
ARTICLE XIII.	AMENDMENTS
ARTICLE XIV.	ADOPTION OF BYLAWS

RAIT FINANCIAL TRUST

BYLAWS
As Amended and Restated as of October 14, 2009

ARTICLE I. NAME.

Section 101. Name. The name of the trust is RAIT FINANCIAL TRUST.

Section 102. State of Formation. The trust has been formed under the laws of the State of Maryland.

ARTICLE II. RESIDENT AGENT AND PRINCIPAL OFFICES.

Section 201. Resident Agent. The Secretary of the trust shall appoint a resident agent located in the State of Maryland to the extent required under Maryland law or as the business of the trust may require.

Section 202. Offices. The principal office of the trust and any other offices of the trust shall be located at such places, within and without the State of Maryland, as the Board of Trustees may from time to time determine or as the business of the trust may require.

ARTICLE III. MEETINGS OF SHAREHOLDERS.

Section 301. Place of Meetings. All meetings of the holders (“shareholders”) of shares of beneficial interest (“shares”) of the trust shall be held at such place or places, within or without the State of Maryland, as shall be determined by the Board of Trustees from time to time.

Section 302. Annual Meetings. At least once in each calendar year on a date and at a time determined by the Board of Trustees, a meeting of the shareholders shall be held at which time they shall elect Trustees and transact such other business as may properly be brought before the meeting.

Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, Chief Executive Officer, President or the Board of Trustees and shall be called upon the request in writing of holders of 50% or more of the outstanding shares entitled to vote. Special meetings of the shareholders shall be held on a date fixed by the Secretary of the trust which shall be not more than ninety (90) days after the date of the call, or after receipt of the request. If the Secretary shall neglect or refuse to fix the date or to give notice as required by Section 304, below, the person or persons making the request may do so.

Section 304. Notice of Meetings. Written notice of every meeting of shareholders, stating the time and place thereof, shall be given as herein provided by, or at the direction of, the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, not less than ten (10) nor more than ninety (90) days prior to the day named for the meeting, unless a greater period of notice is required by statute in a particular case. In the case of a special meeting of shareholders, the notice shall also set forth the purpose of the meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at any adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. Except as set forth in Section 404, below, business to be conducted at any annual, special in lieu of annual or special meeting of shareholders may be proposed only by the Board of Trustees or by a shareholder who is entitled to vote at the meeting and who has filed his proposed item of business with the Secretary of the trust within the time limits set forth in the Securities Exchange Act of 1934, as amended, or, if the trust is not subject to the requirements of such Act,forty-five (45) days prior to the meeting. Only the business specified in the notice of meeting may be brought before the meeting.

Section 305. Quorum. The shareholders present, in person or by proxy, at a shareholders’ meeting duly called shall constitute a quorum for the transaction of business except as otherwise provided by law or by resolution of the Board of Trustees prior to such meeting. If however, such quorum shall not be present, those present thereat may adjourn the meeting to such time and place as they may determine.

Section 306. Voting. Each shareholder shall be entitled to one (1) vote, in person or by proxy, for each full share having voting power standing registered in his name on the record date for the meeting of shareholders.

Section 307. Vote by Ballot. Upon the demand of any shareholder made before the voting begins, the vote for Trustees, and the vote upon any other question or matter before a shareholder meeting, shall be by ballot.

Section 308. Proxy Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and delivered to the Secretary at the meeting. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 309. Unpaid Shares. No share upon which any installment is due the trust and unpaid shall be voted at any meeting.

Section 310. Voting List. The officer or agent having charge of the transfer books shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, setting forth the address of and the number of shares held by each, which list shall be kept on file at the principal office of the trust, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof (kept at the office of the transfer agent for the trust) shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book, or to vote in person or by proxy, at any meeting of shareholders.

Section 311. Action by Less Than Unanimous Consent. Any action which may be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if a consent or consents in writing to such action, setting forth the action so taken, shall be (1) signed by shareholders entitled to cast such a percentage of the number of votes which all such shareholders are entitled to cast thereon as is required by law for the taking of action at a meeting of the shareholders or of a class of shareholders and (2) filed with the Secretary of the Trust.

Section 312. Cumulative Voting. Unless the Declaration of Trust (the “Declaration”) of the trust expressly provides for cumulative voting, in all elections for Trustees, every shareholder entitled to vote shall have the right, in person or by proxy, to cast one vote per share; there shall be no cumulative voting.

ARTICLE IV. TRUSTEES AND BOARD MEETINGS.

Section 401. Management by Board of Trustees. The business, property and affairs of the trust shall be managed by its Board of Trustees. The Board of Trustees may exercise all such powers of the trust and do all such lawful acts and things as are not by statute or by the Declaration or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 402. Number of Trustees. The Board of Trustees shall consist of not less than three (3) nor more than nine (9) Trustees. Within these limits, the number of Trustees shall be as established by resolution of the Board of Trustees, provided, however, that no reduction in the number of Trustees shall in any way affect the terms of Trustees then in office. A majority of the Trustees shall be Independent Trustees (as such term is defined in the Declaration).

Section 403. Qualifications of Trustees. The Trustees need not be residents of the State of Maryland or shareholders in the trust.

Section 404. Election and Tenure of Trustees; Resignations.

(a) Except as may be otherwise provided in the Declaration, at each annual meeting, the shareholders shall elect Trustees to hold office until the next annual meeting and until their successors are elected and qualify as provided in this Section 404. Only such persons as are duly nominated by (1) the incumbent Trustees or (2) by a shareholder who is entitled to vote at the meeting and who has filed his nominations with the Secretary of the trust at least twenty (20) days before the time scheduled for said meeting, shall be eligible for election.

(b) In any uncontested election (as defined in subsection (h) below), each Trustee shall be elected by a majority of votes cast with respect to such Trustee nominee at a meeting of shareholders duly called and at which a quorum is present. For purposes of this subsection (b) and subsection (g) below, a “majority of votes cast” means that the number of shares voted “for” a Trustee’s election exceeds 50% of the total number of votes cast with respect to that Trustee’s election. Votes “cast” shall include votes “for”, votes to withhold authority and votes “against” and “no” votes, but shall exclude abstentions with respect to a Trustee’s election or with respect to the election of Trustees in general.

(c) In the case of any contested election, Trustees shall be elected by a plurality of votes cast at a meeting of shareholders duly called and at which a quorum is present.

(d) If in an uncontested election a nominee for election as a Trustee receives a greater number of “withhold”, “against” or “no” votes for his or her election than votes “for” such election (a “Majority Against Vote”), then such Trustee, as a holdover Trustee under Maryland law, shall tender an offer of his or her resignation to the Board of Trustees for consideration promptly following certification of such vote.

(e) The Nominating and Governance Committee (or any successor committee appointed by the Board of Trustees to perform similar functions) shall promptly consider any resignation offer tendered pursuant to subsection (d) above and a range of possible responses, based on any facts or circumstances they consider relevant, and make a recommendation to the Board of Trustees as to the response to the resignation offer. If each member of the Nominating and Governance Committee received a Majority Against Vote at the same election, then the Independent Trustees (as defined in the Declaration) who did not receive a Majority Against Vote shall appoint a committee among themselves to consider the resignation offers and to recommend to the Board of Trustees a response to the resignation offer. The Board of Trustees shall take action on the Nominating and Governance Committee’s recommendation (or committee of Independent Trustees’ recommendation) within ninety (90) days following certification of the shareholder vote. Any Trustee whose resignation is under consideration shall abstain from participating in any Board or committee deliberations regarding the acceptance of his or her offer of resignation or the offer of resignation of any other Trustee tendered pursuant to subsection (d) above.

(f) If an incumbent Trustee’s offer of resignation is accepted by the Board of Trustees, then such Trustee shall cease to be a member of the Board of Trustees upon the effective date of acceptance by the Board of Trustees of the offer of resignation. If an incumbent Trustee’s offer of resignation is not accepted by the Board of Trustees, then such Trustee shall continue to serve until the earlier of (1) the next annual meeting and until his or her successor is elected and qualifies and (2) his or her subsequent resignation or removal.

(g) If any nominee for Trustee who is not an incumbent fails in an uncontested election to receive a majority of votes cast at a meeting of shareholders duly called and at which a quorum is present, such nominee shall not be elected and shall not take office.

(h) An election will be deemed to be uncontested if no shareholder provides notice of an intention to nominate one or more candidates to compete with the Board of Trustees’ nominees in a Trustee election in the manner required by these Bylaws, or if any such shareholders have withdrawn all such nominations at least five (5) days prior to the mailing of notice of the meeting to shareholders.

(i) If an incumbent Trustee’s offer of resignation is accepted by the Board of Trustees pursuant to this Bylaw, or if a non-incumbent nominee for Trustee is not elected, the Board of Trustees may fill any resulting vacancy pursuant to the provisions of Section 405 of these Bylaws or may decrease the size of the Board of Trustees pursuant to the Declaration.

Section 405. Vacancies. If the office of any Trustee shall become vacant by reason of death, resignation, disqualification or other cause, such vacancy or vacancies, including vacancies resulting from an increase in the number of Trustees, shall be filled by a majority of the remaining members of the Board, though less than a quorum; provided, however, that any such vacancy occurring among the Independent Trustees shall be filled as set forth in the Declaration. Each person so elected by the Board of Trustees to fill a vacancy shall be a Trustee until his or her successor is elected by the shareholders who may make such election at the next annual meeting of shareholders, or at any earlier special meeting of the shareholders duty called for that purpose, and until such successor shall qualify.

Section 406. Removal of Trustees. The entire Board of Trustees, or any individual Trustee, may be removed from office without assigning any cause by the vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders would be entitled to cast at any annual election of such Trustees. In case the Board of Trustees or any one or more Trustees be so removed, new Trustees may be elected at the same meeting. The Board of Trustees may declare vacant the office of a Trustee if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause, or if, within sixty (60) days after notice of his election, he does not accept such office either in writing or by attending a meeting of the Board of Trustees and fulfill such other requirements of qualification as these Bylaws may specify.

Section 407. Resignations. Any Trustee may resign at any time by sending notice in writing or by electronic transmission of such resignation to the principal executive office of the trust addressed to the Board of Trustees, the Chairman of the Board of Trustees or the Chief Executive Officer. Such resignation may provide that it becomes effective upon receipt thereof, some future date, the occurrence of a certain future event (including but not limited to the failure to receive the vote specified in Section 404(b) above) and/or the acceptance by the Board of Trustees, the Chairman of the Board or the Chief Executive Officer. The acceptance of such resignation shall not be necessary to make it effective.

Section 408. Compensation of Trustees. The compensation, if any, of Trustees shall be as determined by the Board of Trustees. In addition to compensation, if any, for services as a Trustee, a Trustee may serve the trust in other capacities and receive separate compensation therefor.

Section 409. Place of Board Meetings. Meetings of the Board of Trustees may be held at any place or places, within or outside the State of Maryland, as shall be determined by the Board of Trustees from time to time, or as may be designated in the notice calling the meeting.

Section 410. Regular Meetings. Regular meetings of the Board of Trustees shall be held in each year at such times as the Board of Trustees may provide, from time to time, by resolution with appropriate notice to the members of the Board of Trustees.

Section 411. Special Meetings. Unless the Board of Trustees shall otherwise direct, special meetings of the Board of Trustees may be called by or at the request of the Chairman, Chief Executive Officer or President of the trust on appropriate notice to each Trustee, which notice shall, in any event, be given at least twenty-four (24) hours before the time for which the meeting is scheduled. Special meetings shall be called by the Chairman, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of any two (2) Trustees. The person or persons authorized to call special meetings of the Board of Trustees may fix any place, either within or outside the State of Maryland, as the place for holding any special meeting of the Board of Trustees called by them. Any business may be transacted at a special meeting.

Section 412. Notice of Meetings. Unless otherwise required by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be specified in the notice or waiver of notice of such meeting. Notwithstanding anything herein to the contrary, no action of the Board of Trustees or trust action taken pursuant thereto shall be deemed unauthorized solely because the provisions of this Article concerning notice of Trustees’ meetings have not been complied with, provided that said Board action is taken in a meeting at which a quorum of Trustees is present, and such action is approved or subsequently ratified by a majority of Trustees then in office.

Section 413. Quorum. A majority of the Trustees in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the Trustees present at a meeting at which a quorum is present shall be the acts of the Board of Trustees.

Section 414. Informal Action by Board of Trustees Without Meeting. Any action which may be taken at a meeting of the Board of Trustees may be taken without a meeting and without notice or a waiver of notice, if a consent in writing, setting forth the action so taken or the action to be taken by the trust, shall be signed by all the Trustees and shall be filed with the Secretary of the trust.

Section 415. Executive Committee. The Board of Trustees may, by resolution adopted by a majority of the whole Board, delegate two (2) or more of its number to constitute an Executive Committee, which, to the extent provided in such resolution, shall have and exercise the authority of the Board of Trustees, in the management of the business of the trust, subject to the provisions of the Declaration and these Bylaws regarding the Independent Trustees and required approvals of the Independent Trustees.

Section 416. Other Committees. Committees other than the Executive Committee may be established, from time to time, by resolution adopted by a majority of the whole Board. Each such committee shall consist of at least two Trustees and shall have such powers as the Board of Trustees shall prescribe by the resolution forming such Committee.

Section 417. Presence at Meetings. Any one or more Trustees or shareholders may participate in a meeting of the Board of Trustees or a committee of the Board of Trustees or of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and any person so participating shall be deemed present at the meeting for all purposes.

ARTICLE V. OFFICERS, AGENTS AND EMPLOYEES.

Section 501. Executive Officers. The executive officers of the trust shall be elected annually by the Board of Trustees and shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. One or more Vice Presidents, and such other officers and assistant officers also may be elected or appointed as the Board of Trustees may authorize from time to time. Any two offices, except those of President and Vice President, may be filled by the same person. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Trustees. The officers and assistant officers of the trust shall hold office at the pleasure of the Board of Trustees. The Board of Trustees may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board of Trustees.

Section 502. Agents or Employees. The Board of Trustees may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the trust may require. In the absence of such designation, this function may be performed by the Chief Executive Officer and may be delegated by him to others in whole or in part.

Section 503. Salaries. The salaries of all officers of the trust shall be fixed by the Board of Trustees or by authority conferred by resolution of the Board of Trustees. The Board of Trustees also may fix the salaries or other compensation of assistant officers, agents and employees of the trust, but in the absence of such action this function shall be performed by the Chief Executive Officer or by others under his supervision.

Section 504. Removal of Officers, Agents or Employees. Any officer, assistant officer, agent or employee of the trust may be removed or his authority revoked by resolution of the Board of Trustees whenever in its judgment the best interests of the trust will be served thereby, but such removal or revocation shall be without prejudice to the rights, if any, of the person so removed to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee of the trust likewise may be removed by the Chief Executive Officer, President or, subject to his or their supervision, by the person having authority with respect to the appointment of such agent or employee.

Section 505. Chairman of the Board and President; Powers and Duties.

(a) The Chairman of the Board, if elected or appointed, shall preside at all meetings of the shareholders and of the Board of Trustees and shall have such powers and duties as the Board of Trustees may prescribe.

(b) The Chief Executive Officer shall be the chief executive officer of the trust. He shall have general charge and supervision of the business of the trust and shall exercise or perform all the powers and duties usually incident to the office of Chief Executive Officer. In the absence of the Chairman of the Board of Trustees, the Chief Executive Officer shall preside at all meetings of the shareholders and of the Board of Trustees. He shall from time to time make such reports of the affairs of the trust as the Board of Trustees may require and shall annually present to the annual meeting of the shareholders a report of the business of the trust for the preceding fiscal year.

(c) The President shall be the chief operating officer of the trust. He shall have charge and supervision over the daily operations of the trust, subject to the direction of the Board of Trustees and the Chief Executive Officer, and shall exercise or perform all of the powers and duties usually incident to the office of a chief operating officer. The President shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer.

(d) The Chairman of the Board, Chief Executive Officer and President shall be, ex officio, members of the Executive Committee (if any) and of every other committee appointed by the Board of Trustees.

Section 506. Vice President; Powers and Duties. The Vice President, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Trustees or, in default of such determination, by the order in which they were first elected or appointed. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board of Trustees.

Section 507. Secretary’s Powers and Duties. The Secretary shall attend all sessions of the Board of Trustees and all meetings of the shareholders and act as clerk thereof, and record all the votes and minutes thereof in books to be kept for that purpose. The Secretary shall perform like duties for the Executive Committee of the Board of Trustees (if any) when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Trustees, and shall perform such other duties as may be prescribed by the Board of Trustees or by the Chief Executive Officer.

Section 508. Chief Financial Officer; Powers and Duties. The Chief Financial Officer shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the trust. He shall see to the deposit of all moneys and other valuable effects in the name and to the credit of the trust in such depositary or depositaries as may be designated by the Board of Trustees, subject to disbursement or disposition upon orders signed in such manner as the Board of Trustees shall prescribe. He shall render to the Chief Executive Officer and to the Trustees, at the regular meetings of the Board of Trustees or whenever the President or the Board of Trustees may require it, an account of all his transactions as Chief Financial Officer and of the results of operations and financial condition of the trust. Only if required by the Board, the Chief Financial Officer shall give the trust a bond in such sum, and with such surety or sureties as may be satisfactory to the Board of Trustees for the faithful discharge of the duties of his office, and for the restoration to the trust, in case of his death, resignation, retirement or removal from office, of all books, records, money, and other property of whatever kind in his possession or under his control belonging to the trust.

Section 509. Delegation of Officers’ Duties. Any officer may delegate duties to his assistant (if any) appointed by the Board of Trustees; and in case of the absence of any officer or assistant officer of the trust, or for any other reason that the Board of Trustees may deem sufficient, the Board of Trustees may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

ARTICLE VI. INDEMNIFICATION OF TRUSTEES, OFFICERS AND OTHER PERSONS.

Section 601. Indemnification. The trust may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a trustee, officer, employee or agent of the trust, or is or was serving at the request of the trust as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding unless his act or omission was the result of active and deliberate dishonesty, or if he actually received an improper personal benefit in money, property or services, or with respect to any criminal action or proceeding, had reasonable cause to believe his act or omission was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement shall not create a presumption that the person did not meet the required standards of conduct set forth in this Section 601. The termination of any action, suit or proceeding by conviction, or a plea of nolo contendere or its equivalent, or by entry of an order of probation prior to judgment, shall create a rebuttable presumption that the person did not meet such standard of conduct. Notwithstanding the foregoing, it is the express policy of the trust that indemnification of any person under this Section 601 shall be to the fullest extent allowed by, but subject to the limitations and conditions set forth in, Section 2-418 of the Maryland General Corporation Law (or any successor provisions thereto), as made applicable to real estate investment trusts by Section 8-301(15) of Title 8 of the Code of Maryland and, accordingly, if such law provides other, further or expanded indemnification rights, this Section 601 shall be deemed to incorporate the same.

Section 602. Reliance on Certain Information. In performing his duties, a trustee shall be entitled to rely on any information, opinion, report or statement, including any financial statement and other financial data, in each case prepared or presented by any of the following:

(1) One or more officers or employees of the trust whom the trustee reasonably believes to be reliable and competent in the matters presented.

(2) A lawyer, certified public accountant or other person as to matters which the trustee reasonably believes to be within the person’s professional or expert competence.

(3) A committee of the Board upon which he does not serve, as to matters within its designated authority, which the trustee reasonably believes to merit confidence; provided however that a trustee shall not be considered to be acting in good faith if he has any knowledge concerning the matter in question that would cause his reliance to be unwarranted.

Section 603. Payments By Trust. The indemnification provided for in this Article VI shall be paid by the trust only as authorized in the specific proceeding upon a determination that indemnification of the person is proper under the circumstances because he has met the applicable standard of conduct and that expenses are reasonable. Such determination is to be made by the Board of Trustees by majority vote of a quorum consisting of trustees who were not parties to such action, suit or proceeding, or in any other manner authorized by law which the Board of Trustees shall direct.

Section 604. Payment of Expenses. Reasonable expenses incurred by a person who is a party to a proceeding may be paid or reimbursed by the trust in advance of the final disposition of such proceeding upon receipt of (i) a written affirmation by the person of the person’s good faith belief that the standard of conduct necessary for indemnification by the trust has been met, and (ii) an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the standard of conduct has not been met.

Section 605. Nonexclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under Maryland law, the Declaration, any bylaw, agreement, resolution of shareholders or trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 606. Insurance. The trust shall have power to purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee or agent of the trust, or is or was serving at the request of the trust as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the trust would have the power to indemnify him against such liability under the specified statutory authority or the provisions of this Article VI.

ARTICLE VII. FINANCIAL REPORTS TO SHAREHOLDERS.

Section 701. Annual and Quarterly Reports. The Trustees shall send or cause to be sent to the shareholders of the trust (i) an annual financial report containing audited financial statements certified by independent public accountants, and (ii) quarterly financial reports containing unaudited financial information with respect to the three remaining quarters of the trust’s fiscal year.

Section 702. Optional Financial Reports. Nothing in these Bylaws shall be construed to prohibit the Board of Trustees from sending financial or other reports to the shareholders from time to time in such form as they may deem necessary or advisable in their discretion. It is hereby expressly provided that such reports need not be prepared by an independent public or certified accountant.

ARTICLE VIII. LIABILITY OF TRUSTEES AND RELATION OF OFFICERS TO TRUST.

Section 801. Fiduciary Relationship. Trustees and officers of the trust shall discharge the duties of their respective positions in good faith, in a manner they reasonably believe to be in the best interests of the trust and with the care which ordinarily prudent persons in like positions would use under similar circumstances.

Section 802. Liability of Trustees to the Trust. The Trustees and officers of the trust shall not be personally liable for monetary damages as such for any action except to the extent that (i) it is proved that any such person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

ARTICLE IX. RECORDS OF THE TRUST.

Section 901. Proceedings of Shareholders and Trustees. There shall be kept at the principal office of the trust an original or duplicate record of the proceedings of the shareholders and of the Trustees, and the original or a copy of its Bylaws, including all amendments or alterations thereof to date, together with other necessary and appropriate corporate records.

Section 902. Shareholders’ Right to Examine Records of Trust. Every shareholder shall, upon written demand, have a right to examine, in person or by agent or attorney, during the usual hours for business, the Bylaws, minutes of the proceedings of the shareholders and Trustees, annual statements of affairs and voting trust agreements on file at the trust’s principal office, and make copies or extracts therefrom. A shareholder shall, upon written demand, have a right to receive a sworn statement from the President or Chief Financial Officer of the trust showing all shares and securities issued by the trust during a specified period of not more than 12 months before the date of the request, including: (i) the number of shares or amounts of each class of shares or other securities issued during the specified period; (ii) the consideration received per share or unit; and (iii) the value of any consideration other than money as set forth in a resolution of the Board of Trustees. In addition, one or more persons who together are and have been for at least six months holders of record of at least 5% of the outstanding shares of any class may (i) in person or by agent, on written request, inspect and copy during usual business hours the trust’s books of account and its share ledger; (ii) present to any officer or resident agent of the trust a written request for a statement of its affairs; and (iii) in the case the trust does not maintain the original or a duplicate stock ledger at its principal office, present to any officer or resident agent of the trust a written request for a list of its shareholders. Within 20 days after a request for information is made by the person or persons referred to in the preceding sentence, the trust shall prepare and have available on file at its principal office (a) in the case of a request for a statement of affairs, a statement verified under oath by the President, Chief Financial Officer or a vice-president which sets forth in reasonable detail the trust’s assets and liabilities as of a reasonably current date; and (b) in the case of a request for a list of shareholders, a list verified under oath by one of its officers or its transfer agent or registrar which sets forth the name and address of each shareholder and the number of shares of each class which the shareholder holds.

ARTICLE X. SHARES OF BENEFICIAL INTEREST.

Section 1001. Share Certificates. The Board of Trustees may determine whether to issue certificated or uncertificated shares of beneficial interest and other securities of the trust. For certificated securities, share certificates shall be numbered and registered in the books of the trust, as they are issued.

Section 1002. Contents of Share Certificates. Said share certificates shall state: (1) the name of the trust; (2) the name of the registered holder of the shares represented thereby; (3) the number and class of shares and the designation of the series, if any, which the certificate represents; and (4) the par value of each share represented, or a statement that the shares are without par value. If the trust is authorized to issue more than one (l) class of shares, then upon the face or back of the certificate there shall be set forth (or a statement shall appear that the trust will furnish to any shareholder, upon request and without charge), a full summary statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption of the shares of each class authorized to be issued and, if the trust is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Trustees to fix and determine the relative rights and preferences of subsequent series.

Section 1003. Signatures on Share Certificates. Each such certificate shall be signed by the Chief Executive Officer, President or Vice President, and by the Secretary (or an Assistant Secretary), or by such other officers as may be designated by the Board of Trustees. If a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the trust and a transfer agent or registrar, the signature of any such authorized officer may be facsimile. In case any officer who has signed, or whose facsimile signature has been used on, any certificate or certificates shall cease to be such officer of the trust, before such certificate is issued, it may be issued by the trust with the same effect as if the officer had not ceased to be such at the date of its issuance.

Section 1004. Lost or Destroyed Certificates. Upon request of the Board of Trustees, any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and, in the manner and to the extent required by the Board of Trustees, shall give the trust a bond of indemnity with sufficient surety to protect the trust or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the fact that the original certificate remains outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Trustees.

Section 1005. Transfer of Shares. All transfers of shares of the trust shall be made upon the books of the trust. For certificated securities, such transfers shall be made upon surrender to the trust or the transfer agent of the trust of a certificate or certificates for shares, duly endorsed by the person named in the certificate or by attorney, lawfully constituted in writing , or accompanied by proper evidence of succession, assignment or authority to transfer. Thereupon, it shall be the duty of the trust to cause the issuance of a new certificate to the person entitled thereto, the cancellation of the old certificates and the recordation of the transaction upon its books.

Section 1006. Agreements Restricting Transfer of Shares. The Board of Trustees may authorize the trust to become party to agreements with shareholders and others relating to transfer, repurchase, and issuance, of shares of the trust; provided, however, that such agreement must be filed with the trust and all share certificates affected thereby shall have clearly imprinted thereon a legend containing such agreement or referring thereto.

Section 1007. Registered Shareholders. The trust may treat the person registered on its books as the holder of any shares as the absolute owner thereof, and as the one entitled to vote such shares and receive dividends thereon.

Section 1008. Determination of Shareholders of Record. The Board of Trustees may fix a time not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividends, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the trust after any record date fixed as aforesaid. Unless a record date is fixed for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the trust within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or vote at such meeting.

Section 1009. Control Share Acquisition Statute Not Applicable to Trust. Subtitle 7 of Title 3 of the Code of Maryland, Section 3-701 et seq., relating to the voting rights of certain control shares, as defined therein, shall not be applicable to the trust, the shareholders or any acquiring person, as defined therein.

ARTICLE XI. DIVIDENDS AND OTHER DISTRIBUTIONS TO SHAREHOLDERS.

Section 1101. Dividends. Subject to applicable Maryland law, and in accordance with the provisions thereof at the pertinent time, the Board of Trustees of the trust may from time to time declare, and the trust may pay, dividends on its outstanding shares in cash or property other than its own shares, except when the trust is insolvent, or when the payment thereof would render the trust insolvent, or when the declaration or payment thereof would be contrary to any restriction contained in the Declaration.

Section 1102. Distribution of Shares of the Trust. The Board of Trustees of the trust may, from time to time, distribute pro rata to holders of any class or classes of its issued shares, treasury shares and authorized but unissued shares. In lieu of issuing fractional shares in any such distributions the trust may pay in cash the fair value therefor as determined by the Board of Trustees to shareholders entitled thereto.

Section 1103. Reserves. There may be set aside out of any funds of the trust available for dividends such sum or sums as the Trustees from time to time, in their absolute discretion determine as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the trust, or for the purchase of additional assets or for such other purpose as the Board of Trustees shall think conducive to the interests of the trust. The Board of Trustees may abolish or modify any such reserve.

ARTICLE XII. MISCELLANEOUS.

Section 1201. Fiscal Year. The fiscal year of the trust shall be as fixed by resolution of the Board of Trustees. If the Board of Trustees shall not do so, the Chief Executive Officer shall fix the fiscal year.

Section 1202. Signing Checks. All checks or demands for money and notes of the trust shall be signed by such officer, officers, or other person or persons as the Board of Trustees may from time to time designate.

Section 1203. Designation of Presiding and Recording Officers. The Trustees or shareholders, at any meeting of Trustees or shareholders, as the case may be, shall have the right to designate any person, whether or not an officer, Trustee or shareholder to preside over, or record the proceedings of, such meeting.

Section 1204. Written Notice of Meetings. Whenever written notice is required to be given to any person pursuant to law, the Declaration or these Bylaws, it may be given to such person, either personally or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the trust, or to his business or other address supplied by him to the trust for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such notice shall specify the place, day and hour of the meeting and, in case of a special meeting of the shareholders, the general nature of the business to be transacted.

Section 1205. Waiver of Notice. Whenever any written notice is required to be given pursuant to law, by the Declaration or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 1206. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders’ meeting considering the resolution may adopt it, with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

Section 1207. Interpretation of ByLaws. All words, terms and provisions of these Bylaws shall be defined by and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and other applicable laws as such laws and these Bylaws are interpreted by the trust’s counsel.

Section 1208. Headings; Pronouns. The headings of the several Articles and Sections of these Bylaws are for convenience of reference only, and shall not be relied upon in the interpretation hereof. Pronouns used herein shall be deemed to include the masculine, feminine and neuter, singular and plural, as their context may require.

ARTICLE XIII. AMENDMENTS.

Section 1301. Amendment by the Board of Trustees. These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the Board of Trustees at any regular or special meeting of the Board of Trustees duly convened after appropriate notice to the Trustees of such proposed alteration, amendment or repeal. The shareholders of the trust do not have the right to amend these Bylaws.

Section 1303. Recording Amendments and Alterations. The text of all amendments and alterations to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or alteration unless the Bylaws are amended and restated.

ARTICLE XIV. ADOPTION OF BYLAWS RECORD OR AMENDMENT.

Section 1401. These Bylaws have been adopted and filed with the undersigned to be effective as of the 14th day of October, 2009.

/s/ Raphael Licht
Raphael Licht, Secretary

Section 1402. Amendments to Bylaws.

Section Amended Date Amended